UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD Disclosure.

On May 16, 2016, PennyMac Financial Services, Inc. (the “Company”) announced the commencement of a private offering by its direct and indirect controlled subsidiaries, Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company (“PNMAC”), and PNMAC Finance Corporation, a Delaware corporation (together with PNMAC, the “Issuers”), of $300,000,000 aggregate principal amount of senior notes due 2021 (the “Notes Offering”).

In connection with the Notes Offering, the Issuers disclosed certain information to prospective investors in an investor presentation dated May 2016. The investor presentation disclosed certain information that supplements or updates prior disclosures of the Company.  A copy of the investor presentation is furnished as Exhibit 99.1 and incorporated herein by reference.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.  Furthermore, the information provided in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, unless such incorporation by reference is specifically referenced therein.

Item 8.01.             Other Events.

On May 16, 2016, the Company issued a press release pursuant to Rule135c under the Securities Act of 1933, as amended, regarding the Notes Offering.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation dated May 2016.
99.2	Press Release dated May 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: May 16, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation dated May 2016.
99.2	Press Release dated May 16, 2016.